Exhibit 99.1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER
REGARDING FACTS AND CIRCUMSTANCES RELATING TO
EXCHANGE ACT FILINGS

I, L. Pendleton Siegel, Chairman of the Board and Chief Executive Officer of Potlatch Corporation, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Potlatch Corporation, and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with Potlatch Corporation’s Audit Committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement is a “covered report”:

•	2001 Annual Report on Form 10-K filed with the Commission on March 27, 2002, of Potlatch Corporation;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Potlatch Corporation filed with the Commission subsequent to the filling of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/S/ L. PENDLETON SIEGEL L. Pendleton Siegel Chairman of the Board and Chief Executive Officer August 12, 2002	Subscribed and sworn to before me this 12th day of August, 2002.
/S/ MARTHA C. ROTHSCHILD Notary Public

[Notary Seal]	My Commission Expires: January 31, 2004